UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  December 8, 2005

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

814 Livingston Court

Marietta, Georgia 30067

(Address of principal executive offices)

(Zip Code)

(770) 644-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 8, 2005, the Compensation and Benefits Committee of the Board of Directors of Graphic Packaging Corporation (the “Company”) approved the acceleration of the vesting of all of the unvested stock options granted to employees of the Company so that such options vested immediately.  The action affects 1,835,268 stock options, 1,762,768 of which have exercise prices in excess of the current market price of the Company’s common stock.  The action is expected to save the Company $3.2 million in compensation expense after January 2006 when Statement of Financial Accounting Standards No. 123R entitled “Share Based Payment” becomes effective and will require the Company to expense the value of unvested stock options.  The action will modify stock option grant arrangements between the Company and the following executive officers of the Company:

Stephen M. Humphrey	President and Chief Executive Officer
Daniel J. Blount	Senior Vice President and Chief Financial Officer
Stephen A. Hellrung	Senior Vice President, General Counsel and Secretary
Wayne E. Juby	Senior Vice President, Human Resources
Steven D. Saucier	Senior Vice President, Paperboard Operations
Michael R. Schmal	Senior Vice President Beverage
Robert W. Spiller	Senior Vice President, Performance Packaging Division

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: December 12, 2005	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary